UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2015

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the term “the Company” refers to Hospitality Properties Trust.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the annual meeting of the Company’s shareholders, held on June 1, 2015, the Company’s shareholders approved a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2015 annual meeting of shareholders.  The proposal received the following votes: For — 103,748,516; Against — 6,930,267; Abstain — 1,719,467; Broker Non-Votes — 15,572,461.

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.  This proposal received the following votes: For — 126,292,426; Against — 1,087,506; Abstain — 590,779; Broker Non-Votes — 0.

The Company’s shareholders did not approve a proposal by the Board of Trustees to require shareholder ratification of any election by the Company to be subject to Maryland’s Unsolicited Takeover Act (Title 3, subtitle 8 of the Maryland General Corporation Law).  The proposal by the Board of Trustees received the following votes:  For — 16,951,674; Against — 94,971,561; Abstain — 475,015; Broker Non-Votes — 15,572,461.

A nonbinding shareholder proposal made by UNITE HERE was also voted upon at the meeting. The proposal requested that the Board take all steps necessary under applicable law to cause the Company to opt out of Maryland’s Unsolicited Takeover Act, and to require approval by a majority of shareholders casting votes before opting back into the Act. The proposal by UNITE HERE received the following votes: For — 90,896,382; Against — 21,465,915; Abstain — 35,953; Broker Non-Votes — 15,572,461.

The Company’s shareholders voted on the election of Dr. Bruce M. Gans as the Independent Trustee in Group II of the Board of Trustees.  Dr. Gans received the following votes: For —  28,030,010; Against — 84,003,244; Abstain — 364,996; Broker Non-Votes — 15,572,461.

The Company’s shareholders voted on the election of Mr. Adam D. Portnoy as the Managing Trustee in Group II of the Board of Trustees.  Mr. Portnoy received the following votes: For —  46,257,586; Against — 65,750,263; Abstain — 390,401; Broker Non-Votes — 15,572,461.

Bruce M. Gans, M.D., and Adam D. Portnoy each received less than the majority of share votes required for election under the Company’s Declaration of Trust and each resigned from the Board after the preliminary voting results became known. Following these resignations, the remaining members of the Nominating and Governance Committee and of the Board met and determined to elect Dr. Gans as an Independent Trustee and Mr. Portnoy as a Managing Trustee for the following reasons, among others:

•                  The Company’s Board is composed of three Independent Trustees and two Managing Trustees. Applicable Securities and Exchange Commission rules require that the Company have an Audit Committee composed of at least three independent trustees. Applicable New York Stock Exchange listing requirements mandate that the Company have a majority of independent trustees and an Audit Committee composed of at least three independent trustees. The Company’s governing documents require that the Company have at least two Managing Trustees and a majority of Independent Trustees on the Company’s Board. Because of these rules, listing requirements and the Company’s governing documents, the Nominating and Governance Committee and the Board determined to take prompt action to fill the vacancies on the Company’s Board.

•                  The Nominating and Governance Committee and the Board considered the quality of the past services provided by Dr. Gans and Mr. Portnoy as Trustees. The Committee and the Board noted that Dr. Gans and Mr. Portnoy regularly attended meetings of the Board and of the applicable Board committees, that both Dr. Gans and Mr. Portnoy were fully prepared for, and engaged in, those meetings and that the arguments, advice and recommendations presented by Dr. Gans and Mr. Portnoy at those meetings were considered by the Committee and the Board to be in the Company’s interest.

•                  The Nominating and Governance Committee considered the background and experience that each of Dr. Gans and Mr. Portnoy bring to the Board and to the Company. Dr. Gans is an executive officer and a former chief executive officer of major healthcare institutions and an experienced independent director of publicly held companies. Mr. Portnoy is a former investment banker and the current chief executive officer of the Company’s manager. Mr. Portnoy also serves on the boards of other public real estate companies. The Committee and the Board concluded that the perspectives provided by Dr. Gans and Mr. Portnoy are very helpful to the Board and to the Company.

•                  The Nominating and Governance Committee and the Board also considered certain arguments against the election of Dr. Gans and Mr. Portnoy presented during the proxy solicitation period for the 2015 annual meeting. The Committee noted that UNITE HERE had solicited share votes against the elections of Dr. Gans and Mr. Portnoy for the stated reasons that the Board had failed to include a UNITE HERE proposal in the Company’s proxy statement and failed to implement a similar proposal voted at the 2014 annual meeting. The Committee and the Board also considered that UNITE HERE is a labor union which is engaged in labor organizing campaigns at certain hotels owned by the Company and that UNITE HERE publicly stated that it expected to spend more money on its proxy campaign than the total value of UNITE HERE’s share ownership of the Company. The Committee and the Board also noted that Institutional Shareholder Services, Inc., or ISS, a proxy advisory business, had supported the UNITE HERE campaign and had also argued that Mr. Portnoy should not be re-elected because he “serves on more than three public company boards while serving as a CEO of an outside company”. The Committee and the Board noted that Mr. Portnoy is the CEO and a full time employee of Reit Management & Research LLC, the Company’s manager and the manager of the other public companies on whose boards Mr. Portnoy serves. The Committee and the Board noted that this ISS argument seemed to apply a “one size fits all rule” which did not appear to be applicable to Mr. Portnoy’s circumstances. The Board determined that Mr. Portnoy has demonstrated that he has the time for his service on multiple boards, that he provided important management perspectives to the Board’s deliberations and that he was qualified to serve as a Managing Trustee of the Company.

•                  After considering the foregoing, the Committee and the Board determined that the history of high quality services previously provided by Dr. Gans and Mr. Portnoy outweighed the arguments which had been presented against their elections and that it is in the Company’s best interest that each continue as a member of the Board.

In response to inquiries from the Nominating and Governance Committee and the Board, Dr. Gans and Mr. Portnoy each agreed to continue to serve as a Trustee if re-appointed, and the Committee then recommended and the Board then elected Bruce M. Gans as an Independent Trustee and Adam D. Portnoy as a Managing Trustee, each to serve until the 2016 annual meeting or until his successor is qualified and assumes office.

The results reported above are final voting results.

Item 8.01         Other Events.

On June 1, 2015, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on June 1, 2015, the Company granted each of the Company’s Trustees 2,500 common shares of beneficial interest, $.01 par value, of the Company, or the Common Shares, valued at $30.59 per share, the closing price of the Common Shares on the New York Stock Exchange on that day.

Item 9.01         Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Date:  June 4, 2015